SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): April 15, 2015

ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16533	63-1261433
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 Brookwood Place, Birmingham, Alabama	35209
(Address of Principal Executive Office )	(Zip code)

Registrant’s telephone number, including area code: (205) 877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

Item 8.01 Other Events
In our Proxy Statement dated April 15, 2015 we are disclosing that Anthony R. Tersigni, EdD, FACHE, will not stand for re-election to our Board of Directors when his term expires on May 27, 2015.
Dr. Tersigni, who is the President and CEO of Ascension, advised the company that demands on his time as a result of the growth of Ascension, both in scope and complexity, will prevent him from devoting the time required to continue his service to ProAssurance.
Ascension is the parent of Ascension Health, the largest Catholic and nonprofit health system in the United States, which employs more than 153,000 associates, delivering care in more than 1,900 locations in 23 states and the District of Columbia. Other Ascension subsidiaries focus on service areas ranging from biomedical engineering to treasury management functions to resource and supply management to venture capital investing. Importantly, Ascension is also our partner in the Certitude program, which produced the majority of our $26 million in Ascension-related premium in 2014.
Our Chairman and Chief Executive Officer, W. Stancil Starnes, said Dr. Tersigni’s service to the Board has been invaluable as ProAssurance has evolved into a multiline, healthcare-centric specialty insurance company providing innovative solutions to a diverse range of healthcare risks. He said, “Dr. Tersigni’s insights into the constantly changing American healthcare system have helped shape our successful, long-term strategy. His guidance and counsel will be sorely missed. It has been our honor for him to serve on our Board.”
The ProAssurance Board of Directors has nominated Ziad R. Haydar, M.D., M.B.A, Senior Vice President and Chief Medical Officer of Ascension Health, to replace Dr. Tersigni on our Board. Dr. Haydar is standing for election at the 2015 Annual Meeting of Shareholders on May 27, 2015.
Dr. Haydar is a senior officer of Ascension Health where he leads efforts toward the quadruple aim of ideal clinical outcomes, ideal patient experience, ideal provider experience, at lowest possible cost.
Dr. Haydar has been an integral part of Ascension Health’s growth since joining the organization in 2010 as its Vice President for Clinical Excellence and Physician Integration. He was promoted to his current position in 2012. Prior to 2010, Dr. Haydar was an executive with Baylor Health Care System in Dallas, Texas. Dr. Haydar received his M.D. degree from American University in Beirut, trained in Family Medicine at the Medical University of South Carolina, completed a fellowship in Geriatrics and Gerontology at Johns Hopkins University School of Medicine, and obtained an MBA from the Cox School of Business at the Southern Methodist University.
Mr. Starnes said, “ProAssurance welcomes the expertise Dr. Haydar will bring to our Board. His perspective as a physician executive will be a tremendous asset as we prepare ProAssurance to meet the challenges ahead in addressing emerging liability risks in an evolving healthcare delivery system.”
Mr. Starnes also noted that he will continue his service on the Board of Directors of Ascension, which provides ProAssurance with further insight into the evolving healthcare delivery environment in the United States.

SIGNATURE
Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 15, 2015

PROASSURANCE CORPORATION

By: /s/ Frank B. O’Neil
Frank B. O’Neil
Senior Vice President

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